EXHIBIT NO. 10.169

                    AMENDED AND RESTATED

                   ARTICLES OF ASSOCIATION

                             OF

          BHOTE KOSHI POWER COMPANY PRIVATE LIMITED

       Incorporated under the Company Act, 2021 (1964)


ARTICLE 1.     NAME OF THE COMPANY

     The  name  of  the Company shall be Bhote  Koshi  Power
     Company Private Limited.

ARTICLE 2.     REGISTERED OFFICE OF THE COMPANY

     The registered office of the Company will be located at Tahachal, Kathmandu District, Nepal. The registered office may be changed with the approval of the Concerned Department of His Majesty's Government of Nepal (HMGN). Branches and other business offices etc. may be established as required. However, under no circumstances may a registered office, branch or other business office of the Company be established in the United States.

ARTICLE 3.     MAIN OBJECTIVES

     The  main  objective of the Company shall be generation
     and  distribution of hydroelectric power.  The detailed
     objectives  of  the  Company  are  stipulated  in   the
     Memorandum of Association of the Company.

ARTICLE 4.     DEFINITIONS

     In these Articles of Association unless repugnant to the subject or context:

     "ACT" means the Company Act, as in effect from time to time, including any amendments thereto;

     "AFFILIATE(S)"  shall mean any person  or  entity  that
     directly or indirectly (through one or more intermediaries) controls or is controlled by or under common control with the party specified. For purposes of this definition, control of a person or entity means the power, direct or indirect, to cause or determine the direction of the management and policies of such person or entity (whether by ownership of securities, contract or otherwise);

     "AGREEMENT"  means  the  Amended  and  Restated   Joint
     Venture  Agreement  dated as of the  Financial  Closing
     Date between Nepali Party and Foreign Parties;

     "ARTICLES" means these Amended and Restated Articles of Association of the Company and amendments made hereto from time to time;

     "BUSINESS DAY" shall mean any Day on which the offices of HMGN are not closed in Kathmandu, Nepal;

     "COMPANY"  means  Bhote  Koshi  Power  Company  Private
     Limited  incorporated  under  the  Company  Act,   2021
     (1964);

     "CONCERNED   DEPARTMENT"  means   the   Department   of
     Industries, office of the Company Registrar or any other department or office designated by HMGN from time to time to regulate companies in Nepal;

     "DAY" shall mean the twenty-four hour period beginning at 0:00 hours Nepalese Standard Time;

     "DIRECTOR(S)" means the Director(s) appointed by the Shareholders pursuant hereto and holding office from time to time as Director(s);

     "DIVIDEND" means a distribution of the profits of the Company;

     "DOCUMENT" means words represented in the form of type, printing or handwriting;

     "FINANCIAL CLOSING DATE" means the date on which IFC makes an initial disbursement;

     "FINANCIAL  YEAR"  shall  mean  the  period   beginning
     1 January and ending 31 December for the purpose of United States and other foreign tax laws;

     "FISCAL YEAR" means the fiscal year pursuant to the laws of Nepal applying to a Nepali Company to keep its financial accounts and to file its tax returns;

     "FOREIGN PARTIES," collectively, means RDC OF NEPAL, a Cayman Islands corporation and subsidiary of Resource Development Consultants, a limited liability company, of Wyoming, United States, PANDA OF NEPAL, a subsidiary of Panda Energy International, Inc., a Texas, United States, corporation, and IFC, an international organization, which are parties to the Agreement and, "Foreign Party" means any of the foregoing individually;

     "GOVERNMENTAL AUTHORITY" means the Investment Promotion Board of HMGN and such relevant agency or department of HMGN designated to regulate foreign investment in Nepal including, without limitation, the Department of Industries of HMG/Nepal;

     "IFC"  means  International  Finance  Corporation,   an
     international organization established by Articles of Agreement among its member countries;

     "IFC LOANS" means loans made by IFC pursuant to the Investment Agreement;

     "IFC SHARES" means Shares of the Company to be acquired by IFC pursuant to the Investment Agreement;

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of the United States;

     "INVESTMENT AGREEMENT" means the Investment Agreement dated as of the Financial Closing Date between the Company and IFC;

     "LIENS" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever including, without limitation, (i) any conditional sale or other title retention agreement, any financing or similar statement or notice filed under any recording or notice statute, and any lease having substantially the same effect as any of the foregoing, and (ii) any designation (except as contemplated by the Investment Agreement) of loss payees or beneficiaries or additional insureds or any similar arrangement under any insurance policy;

     "MEMORANDUM" means the Memorandum of Association of the Company;

     "NEA" means the Nepal Electricity Authority and its successors and assigns;

     "NEPALI  PARTY" means Himal International  Power  Corp.
     Ltd., a party to the Agreement;

     "OFFICE" means the registered office of the Company;

     "POWER  PURCHASE  AGREEMENT" means the  Power  Purchase
     Agreement dated July 21, 1996 between the NEA and the Company concerning the sale of electrical energy from the Project, as amended from time to time;

     "PROJECT"   means   the   36  MW  hydroelectric   power
     generation  facility  known as the  Upper  Bhote  Koshi
     Hydroelectric Project to be located on the Bhote  Koshi
     River in the Sindhupalchok District of Nepal;

     "PROMOTER"   means   the   Shareholders   signing   the
     application for the registration of the Company and the Memorandum and the Articles (which shall not include
     IFC);

     "PROXY" means the duly appointed representative of a Shareholder to attend and vote in any General Meeting of the Company;

     "REGISTER" means the register of the Shareholders maintained by the Company;

     "SCHEDULE A" means the definitions included in Schedule
     A to the Investment Agreement as in effect on the Financial Closing Date;

     "SHARE(S)"   means  the  share(s)  with  a   value   of
     Rupees 100 each in the share capital of the Company from time to time;

     "SHAREHOLDER"  means  a  person  whose  name  has  been
     registered  in  the  Register  of  the  Company  as   a
     Shareholder;

     "SHARE RETENTION AND PROJECT FUNDS AGREEMENT" means the
     Share Retention and Projects Funds Agreement, dated as of the Financial Closing Date, among the Company, the Sponsors and IFC;

     "SPECIAL RESOLUTION" means a resolution as required under Section 68 of the Company Act, 1997;

     "SPECIFIED PROPORTION(S)" means, prior to Financial Closing Date, where the whole is 100%: in relation to Nepali Party, 10%; and in relation to Foreign Parties, 85% to PANDA OF NEPAL and 5% to RDC OF NEPAL; and after Financial Closing Date, where the whole is 100%: in relation to Nepali Party, 10% and in relation to Foreign Parties, 75% to PANDA OF NEPAL, 5% to RDC OF NEPAL and 10% to IFC or any of its transferees (and subsequent transferees), unless otherwise agreed to in writing between Nepali Party and Foreign Parties or adjusted pursuant to these Articles;

     "UNITED  STATES" or "U.S." means the United  States  of
     America.

     Words in singular include the plural. Words signifying a gender also signify any other gender. Persons include bodies corporate and other association of persons. Interpretation of the words other than words mentioned above shall be done in accordance with the meaning ascribed to them in the Agreement.

ARTICLE 5.     LIMITED LIABILITY

     5.1  The   Company   is   a  private  limited   company
          registered under the Company Act, 2021. The liability of its Shareholders is limited and a Shareholder shall not be liable to pay any liability of the Company except for the face value of the Shares subscribed by him.

     5.2 The total number of Shareholders shall not be more than 50 and Shares shall not be sold or purchased publicly nor transferred by way of sale, mortgage or otherwise to any other person except in accordance with the provisions of these Articles and the Agreement.

     5.3 The Company shall be an incorporated body having perpetual succession and shall have its own seal for all its business purposes.

ARTICLE 6.     SHARE CAPITAL

     6.1 The authorized share capital of the Company shall be Rupees five billion four hundred fourteen million five hundred thousand (Rs. 5,414,500,000) divided into one class of fifty four million one hundred forty-five thousand (54,145,000) Shares of Rupees 100 each. The initial issued share capital of the Company shall be Rupees two billion (Rs. 2,000,000,000) divided into twenty million (20,000,000) Shares of Rupees 100 each and that shall be subscribed for by the parties in Specified Proportions as applicable prior to the Financial Closing Date. The issued capital shall be subscribed by Foreign Parties and Nepali Party.

     6.2 The shareholding ratio shall at all times be in the Specified Proportions except that it may be changed by the mutual written agreement of Nepali Party and Foreign Parties subject to the approval of the Concerned Department.

     6.3  Subject to the transfer restrictions set forth  in
          Article 9, shares held by an Affiliate of the Nepali Party or an Affiliate of the Foreign Parties shall be deemed to be Shares held by that party for the purpose of determining the Specified Proportions.

ARTICLE 7.     SHARES

     7.1 Unissued Shares of the Company shall remain under the control of the Company. The Company will make an allotment of Shares, record transfer of the Shares and make calls on Shares subject to the provisions of the Agreement or the provisions in these Articles where the Agreement is silent.

     7.2 The particulars of allotment of Shares and the making of calls on the Shares shall be submitted to the Concerned Department.

     7.3  When  making  calls under Article 7.1 the  Company
          shall   send   a  notice  in  writing   to   every
          Shareholder, prescribing a time limit of 30 days and the place and time for payment.

     7.4 The subscriber shall remit the due amount of the Shares to reach the Company on or before the prescribed date of the call for the Shares issued to and subscribed by it. In the event the due amount does not reach the Company on the date prescribed by the call, the subscriber may be required to forfeit the Shares and the forfeited Shares may be sold by the Company, but only with the unanimous approval of the Shareholders.

     7.5 Shares shall be allotted subject to the provisions of the Agreement.

     7.6 The person in whose name the Shares are registered shall be treated as the owner of such Shares. However, if the Company receives an order from a competent court of law or a Governmental Authority regarding the ownership of any Share, the person or persons mentioned as owner in such order shall be treated as the real owner provided, however, that no person shall be treated as the real owner of the Shares if he has not complied with the requirements for transfers of Shares in Article 9.

     7.7 Each Shareholder shall abide by the Articles, the Agreement and the Act, and it shall be each Shareholder's duty to act in accordance with those provisions.

ARTICLE 8.     SHARE CERTIFICATE

     8.1 Every Shareholder shall be given a certificate for the Shares subscribed to by him. The Share certificate shall mention the name of the Company, the serial number, the number of Shares and the value thereof, and shall be signed by one (1) Director from each Foreign Party and Nepali Party. In case any Shareholder has made only partial payments, the amount actually paid as well as the balance to be paid shall be explicitly mentioned on the front of the Share certificate.

     8.2 The Company may issue a new Share certificate in lieu of a certificate which is damaged or torn if the relevant Shareholder submits an application to the Company along with such damaged certificate. A new Share certificate may also be issued if the Share certificate is lost and evidence to that effect is submitted to the best satisfaction of the Shareholders. The Company shall fix a fee payable for issuing new certificates.

ARTICLE 9.     TRANSFER OF SHARES

     9.1 The right to Shares of the Company may only be transferred in accordance with the provisions of these Articles and the Agreement.

     9.2 No Shareholder shall transfer its Shares to any person who is not already a Shareholder without the prior written consent of all other Shareholders, which consent may be withheld in the sole and absolute discretion of all other Shareholders; provided, however, that nothing in this Article 9 or elsewhere in these Articles shall limit the rights of IFC or any of its transferees (or subsequent transferees) to transfer any of its Shares in the Company.

     9.3 For purposes of these Articles the term "transfer" means, with respect to any Share of the Company or any interest therein, the transfer, sale, assignment or mortgage of the Share or any interest therein, the creation or permission to subsist of any pledge, lien, charge or other encumbrance with respect to the Share or any interest therein, the grant of any option, interest or other rights with respect to the Share or any interest therein, or any other disposition of the Share or any interest or rights in the Share or any part thereof.

     9.4 No transfer or purported transfer by a Shareholder of any Share in violation of the restriction in
          Article 9.2 shall be effective to confer upon the purported transferee rights (i) to receive dividends, (ii) to receive a share of the net assets of the Company upon its winding up, (iii) otherwise to participate in distributions of the property or assets of the Company, (iv) to receive notice of meetings of the Company, (v) to attend meetings of the Company, (vi) to vote on any matter, or (vii) to receive new Shares. Further, any person who receives Shares in violation of the restriction in Article 9.2 shall be obliged within 30 days of receiving such Shares, to offer to transfer the Shares to the remaining Shareholders of the Company in the Specified Proportions, and the remaining Shareholders shall be entitled to purchase the Shares offered to them by the purported transferee at a price agreed upon by the Parties.

     9.5 Any person who receives Shares in a transfer which complies with the requirements in these Articles and the Agreement shall submit to the other Parties of the Agreement and to the office of the Company a written deed of adherence in the form prescribed at Annexure 1 of the Agreement stating that the transferee agrees to be governed by all of the terms and provisions of these Articles, the Agreement and the obligations of the party from whom it purchased the Shares, along with a copy of the deed to record the transfer or mortgage of such Shares.

     9.6 The notifications of intention to transfer Shares, the terms and conditions of a proposed transfer, and the decision by the remaining Shareholders either to purchase Shares or to consent to their transfer to a person who is not a Shareholder shall be done in writing. It is understood and agreed that IFC and its transferees (and subsequent transferees) are not bound by this
          Article 9.6.

     9.7 Any Shares transferred under this Article shall be subject to necessary government validation or approval in Nepal, if required.

ARTICLE 10.    PRE-EMPTIVE RIGHTS

     10.1 The Shareholders hereto shall have pre-emptive rights in proportion to the number of Shares held by each of them with respect to any new issuance of Shares of the Company. However, upon the consent of all Shareholders, the pre-emptive rights may be exercised in a ratio other than the Shareholding ratio, particularly in the case of a disinvestment by an existing Shareholder.

     10.2 If any Shareholder does not wish to exercise its pre-emptive rights in whole or in part, such Shareholder shall notify the Shareholders of such intention within forty-five (45) days from the day of notice that new Shares have been offered. In this case, the other Shareholders shall have the pre-emptive right to such unsubscribed new Shares.

     10.3 New Shares to which none of the Shareholders hereto have subscribed shall be preferentially allocated to persons who have agreed to accept all of the terms and conditions set by the Shareholders.

ARTICLE 11.    CHANGE OF SHARE CAPITAL

     The Company may increase or decrease its Share capital, issue Shares with preference or with special rights, change or revoke such rights, or issue Shares having lower or higher denomination by passing a Special Resolution at a General Meeting as per the Company Act at which all Shareholders of the Company are in attendance and at which such Shareholders shall have voted unanimously in favor. Notwithstanding the above, special rights afforded IFC which the Shareholders have agreed upon may not be changed or revoked, and special rights of any other Shareholder which the Shareholders have not agreed upon may not be added, without IFC's consent.

ARTICLE 12.    LOANS

     12.1 The Shareholders may instruct the Board of Directors to enter into loans for executing the Company's business or any other purpose within the objectives of the Company, from a bank or financial institution against the security of the Company's assets. The Directors are permitted to enter into only those loans specifically approved by the Shareholders in a General Meeting.

     12.2 The Company shall keep a register for recording the amount of loans, the names and addresses of the creditors and any other relevant details.

ARTICLE 13.    GENERAL MEETINGS

     13.1 ANNUAL GENERAL MEETING

          a. The Annual General Meetings of the Company shall discuss the Company's profit and loss account, cash flow of the Company balance sheet and the report of the Board of Directors and the auditors, fix the remuneration of the auditors, declare dividends and perform all other work of the General Meeting.

          b. The first Annual General Meeting of the Company shall be convened within one year from the date of the Preliminary General Meeting and every other Annual General Meeting shall be convened within a period of six months from the date of the expiry of the Fiscal Year of the Company.

          c. The Annual General Meetings of the Company shall be held in Kathmandu, Nepal or such other place as the Shareholders may decide except that under no circumstances shall an Annual General Meeting be held in the United States.

     13.2.     EXTRAORDINARY GENERAL MEETING

          a. Both the Concerned Department and any Shareholder or Shareholders holding at least 10% in the aggregate of all issued and outstanding Shares may submit an application to the registered office of the Company for the convening of an Extraordinary General Meeting whenever they deem necessary. The power of the Board of Directors to call an Extraordinary General Meeting shall be limited to calling those Extraordinary General Meetings which the Concerned Department or the Shareholders have requested pursuant to this Article.

          b. An Extraordinary General Meeting shall be held in Kathmandu, Nepal or such other place as the Shareholders may decide except that under no circumstances shall an Extraordinary General Meeting be held in the United States.

     13.3 NOTICE PERIOD

          a. Every General Meeting of the Shareholders shall be convened by issuing a notice specifying the place, date and agenda of the meeting in advance. In accordance with the Act, the notice period for the Annual General Meetings shall be thirty (30) days and shall be thirty (30) days for all other General Meetings or as otherwise required by the Act. The days in the notice period may be reduced by unanimous consent of the Shareholders. The notice of the General Meetings shall be served according to the Act and Articles to such persons who have the right to receive it.

          b. Any notice required or given as per these Articles shall be in writing and may be given by registered airmail, hand delivery or by telex, facsimile transmission or cable at the address of the Shareholders registered at the office of the Company.

     13.4 EX-AGENDA ITEMS

          At a General Meeting, convened in accordance with the Act, Shareholders may also make decisions on matters not mentioned in the agenda which had been sent while calling the meeting provided that two thirds of the Shareholders attending the meeting vote in favor of discussing such matters.

     13.5 QUORUM FOR GENERAL MEETING

          a. The proceedings of any General Meeting shall not be conducted nor a resolution be passed unless 25% of total number of Shareholders representing
          67% of the total value of Shares of the Company are present therein either in person or by proxy; provided that the presence of at least two Shareholders shall be compulsory for holding a General Meeting in that manner.

          b. In case the meeting cannot be held for lack of quorum, another meeting shall be convened with an advance notice of at least fifteen (15) days. In case another meeting is convened in this manner if two Shareholders of the Company, who represent 51% of the total value of Shares and who are entitled to vote are present there in person, there shall be no obstacle in holding the meeting. If within half an hour of the time appointed, such meeting still cannot be held due to inadequate quorum, the same meeting shall stand adjourned to the same day in the next week at the same time and place. The presence of 15% of the total number of Shareholders representing 51% of the total value of Shares at such adjourned meeting either in person or by proxy shall constitute a quorum. Notwithstanding anything contained herein before, the Company shall have to recognize such resolutions as are passed at such a meeting and act accordingly.

          c. A Special Resolution shall not be passed unless 33% of the total number of Shareholders representing 75% of the total value of Shares are present either in person or by proxy.

          d. The quorum for holding an Annual General Meeting shall be as prescribed by the Articles. However, it will be necessary for one representative of each Shareholder to be present at such a meeting for the quorum to be complete. If a meeting is adjourned as a result of such representative not being present, then notwithstanding the provisions of this clause, the meeting shall be held at the next appointed date even if such representative is not present but provided the requirement of quorum, as described in this Article 13.5, is met.

     13.6 PROXY

          Shareholders    desirous    of    nominating     a
          representative shall have to submit a proxy letter in the form as shown below or as applicable pursuant to the Act:

                         PROXY FORM

          In the capacity of a Shareholder of the Company, I/We______________ resident(s) of ______________
          hereby appoint ______________, a Shareholder of the Company, to attend and vote on my/our behalf in the General Meeting to be held on ________________ and other meetings to be held in course thereof.

                                   Signature:

                                   Date:

                                   Name:

                                   Address:

     13.7 ELECTION OF CHAIRPERSON

          The Chairperson of the Board of Directors shall chair the General Meeting if he is present and in his absence, the Shareholders present at a General Meeting shall elect, according to their proportionate shareholding, by majority one Shareholder present to preside as Chairperson of the meeting.

     13.8 RESOLUTIONS

          All matters to be discussed at the General Meeting shall be presented in the form of resolutions. Except as provided in Article 16, all other resolutions presented at the meeting shall be deemed to have been passed if a simple majority of Shareholders present at the meeting, whether in person or by proxy, vote in its favor, provided that in the case of a Special Resolution, it shall be deemed to have been passed if 75% of Shareholders present at the meeting, whether in person or by proxy, vote in its favor.

ARTICLE 14.    PROCEEDINGS AT GENERAL MEETINGS

     14.1 The Shareholders shall at all times regulate the authorized business of the Company by exercising control, supervision and direction in the manner deemed appropriate by them and by delegating such powers, from time to time, to the Board of Directors as the Shareholders deem appropriate. The power of managing the Company shall be vested in the Shareholders solely in their capacity as Shareholders.

     14.2 Without  prejudice to the above-mentioned  general
          arrangements,  the  Shareholders  in   a   General
          Meeting  shall  have  the  following  powers   and
          responsibilities:

          a. To arrange for payment of all expenses incurred for the establishment and registration of the Company, and approve agreements concluded before the Company is formally established.

          b. To appoint and remove consultants, advisors, technicians, assistants and other employees.

          c. To manage and supervise all functions of the Company and make all necessary arrangements for smoothly running the business of the Company including taking loans and advances.

          d. To execute and sign contracts on behalf of the Company.

          e. To operate bank accounts and issue or endorse bills of exchange, promissory notes, etc., on behalf of the Company, and buy or sell Government or other bonds, to accept, sign and deal in bills of exchange, cheques, drafts and Government securities and issue debentures on behalf of the Company.

          f. To arrange for all documents relating to the financial transactions of the Company to be duly signed by a person designated by the Shareholders.

          g. To exercise powers and fulfill the duties prescribed by the Act, laws, the Agreement and the Articles as prevailing from time to time.

ARTICLE 15.    VOTE OF SHAREHOLDERS

     15.1 Subject to Article 13 and to any other special rights or restrictions as to voting attached to any Shares by or in accordance with these Articles, every Shareholder who is present either in person or through a duly authorized representative shall have one vote for every Share of which he is the holder; provided that no Shares of one party shall confer any right to vote upon a resolution for the removal from office of a Director appointed by holders of Shares of the other Party.

     15.2 Shareholders shall only be entitled to vote in accordance with the number of Shares held if all calls on subscription due on those Shares are paid.

ARTICLE 16.    DECISIONS

     The decisions listed below shall require (i) a 95.1% vote of all outstanding Shares of the Company prior to the commercial operation date of the Project (such term "Commercial Operation Date" shall have the meaning defined in Schedule A) and (ii) a 90% vote of all outstanding Shares of the Company after the Commercial Operation Date.

     16.1 Any change in the general nature of the business of the Company or any subsidiary and any disposal  of  the undertaking or  assets  of  the
           Company  or  of  any of its subsidiaries  or  any
           substantial  part  thereof  other  than  in   the
           ordinary course of business.

     16.2 Approval of the remuneration of the President of the Company, if one is appointed.

     16.3 Any transaction, arrangement or agreement with or for the benefit of any Director of the Company or his relative or any company or firm in which he is a partner, director or shareholder.

     16.4 Acquisition or formation of any subsidiary company and acquisition of the undertaking or the whole or part of the assets of any other company or business which in relation to the Company's business is substantial.

     16.5  The  conduct of any business by the Company other
           than  as  contemplated  under  the  Articles   of
           Association,    by-laws   or   other    governing
           documents of the Company.

     16.6 Incurrence of any indebtedness for borrowed money in excess of Rs. 10,000,000 including, without limitation, approval of all development, construction and permanent financing arrangements for the Project.

     16.7 Increase, other than by way of bonus issue, or reduction, or other alteration whatsoever in the authorized or issued Share capital of the Company or any of its subsidiaries, or any variation of the rights attached to any of the Shares for the time being in the capital of the Company or any of its subsidiaries, or the granting of any new options to subscribe for Shares or issues of any securities convertible into Shares of the Company, or any of its subsidiaries, or entering into any agreement for the same.

     16.8 Any issuance or sale of Shares, any voting securities of the Company or any securities of the Company which are exercisable or convertible into Shares or other voting securities of the Company.

     16.9 Any issuance of any securities of the Company having a preference as to dividends or distributions whether during the life of the Company or under dissolution, liquidation or winding-up.

     16.10 Any reorganization, consolidation, merger, or other business combination of the Company or any subsidiary with or into any other corporation which is not the Company or a wholly-owned subsidiary of the Company.

     16.11 The   sale,   lease  or  exchange   of   all   or
           substantially all of the assets of the Company.

     16.12 Any amendments or restatement of the Articles, the Agreement, or other governing documents of the Company.

     16.13 Any recapitalization of the Company.

     16.14 Any transaction by the Company with any Party to this Agreement, or any Affiliate of any of them.

     16.15 The mortgage or change of any part of the Company's assets.

     16.16 The acquisition or disposal by the Company of any asset or the giving or receiving of any service otherwise than at market value.

     16.17 The admission of any new Shareholder to the Company subject to the proviso contained in
           Article 9.2 hereof.

     16.18 The entering into any purchase, finance, lease, hire purchase, other credit sale or deferred payment terms contract or any contract of acquisition or use of any assets of a capital nature having a value of greater in total than Rs. 5,000,000 in any financial year of the Company for which purpose the aggregate payments to be made under any lease hire purchase or other credit sale or deferred payment terms contract will be deemed to be payable in the year in which the contract is entered into.

     16.19 The appointment and removal of auditors of the Company.

     16.20 The   making   of  any  loans  to  Directors   or
           Shareholders of the Company.

     16.21 The payment or making of any interim or final dividend or any other distribution in whatever amount the Shareholders deem appropriate.

     16.22 Notwithstanding the foregoing, if prior to the tenth anniversary of the Commercial Operation Date (as defined in Schedule A) IFC owns 5% or more of the Shares, then except as otherwise prohibited by applicable law, the Company shall not take any action regarding the following matters without the affirmative vote of IFC;

          i) any material amendment of these Articles, the Memorandum of the Company or the Joint Venture Agreement, unless expressly permitted by the Shareholders' Agreement among the Company, the Foreign Parties and the Nepali Party,

          ii) any merger, consolidation, recapitalization or other reorganization of the Company with or into any other person,

          iii) the taking of any corporate or other action by the Company for the (A) commencement of a voluntary winding up under any applicable bankruptcy, insolvency or similar law now or hereafter in effect, (B) consent to the entry of any order for relief in winding up by a court or under the supervision of a court under any such law, (C) consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or of any substantial part of the property of the Company or (D) making by the Company of a general assignment for the benefit of creditors,

          iv) any sale, lease, exchange, transfer, pledge, contribution to a joint venture or other disposition of assets resulting in the diminution of assets or other properties, or the incurrence or exposure, contingently or directly, of liability, which individually or in the aggregate would materially impair the ability of the Company to construct, own and operate the plant in accordance with the scope of the Project;

          v) any transaction between the Company and any Affiliate, any officer or director of the Company or any Shareholder (or any Affiliate of any of them), except future arm's length transactions and except the performance of the Principal Documents (as defined in Schedule A), as applicable, in accordance with the terms thereof,

          vi) any change in the Company's line of business from the Project,

          vii) any change in the line of business of any of HIPC, Panda of Nepal or RDC of Nepal from the holding of Shares in the Company and matters related thereto,

          viii)      the entering into of any contract which
               individually provides for aggregate payments in excess of $10,000 or together with all other contracts provides for aggregate payments in excess of $100,000 and which is not in the ordinary course of business or is on terms less favorable to the Company than those available in arm's length transactions between unrelated parties, or

          ix)  any expansion of the Project,

          x) for such time that any portion of the IFC Loans is outstanding or during which IFC has any commitment with respect to the IFC Loans, the appointment of a replacement firm of auditors in the event the firm then engaged resigns its engagement or such engagement is proposed to be terminated by the Company,

          xi) except as required by the Share Retention and Project Funds Agreement, any (A) increase or reduction in the authorized share capital of the Company, or (B) issuance, sale or reduction by the Company of share capital or securities convertible into, exchangeable for or otherwise granting the right to acquire share capital (including options, warrants and other rights), and

          xii) any creation, grant, incurrence or sufferance of any Liens other than as permitted by the Investment Agreement, (except that the affirmative vote of the Director appointed by IFC to the Board of Directors or the affirmative vote of IFC at a meeting of Shareholders shall not be required for the creation of a Lien in connection with the refinancing of the IFC Loans).

     16.23 With respect to clause (ix) of Article 16.22 (pertaining to expansion of the Project), in the event that IFC, in its capacity as a Shareholder, casts a negative vote but all other necessary votes and corporate action have been taken to enable the Company to take the action specified in said clause (ix) were it not for the negative vote of IFC (in its capacity as a Shareholder), then the Company may give notice to IFC that, unless IFC changes its negative vote to an affirmative vote, the Company, if and to the extent permitted by applicable law, will elect to purchase IFC's Shares (the "Election Notice"). If, within thirty (30) days after IFC receives the Election Notice (such thirty (30) day period referred to herein as the "Initial Thirty Day Period"), IFC changes the aforesaid negative vote to an affirmative vote, then the Company shall not have the right to purchase IFC's Shares. If, within the Initial Thirty Day Period, IFC does not change the aforesaid negative vote to an affirmative vote, then the Company, if and to the extent permitted by applicable law, shall have the right, which must be exercised (if at all) within sixty (60) days after the expiration of the Initial Thirty Day Period, to purchase all (but not less than all) of IFC's Shares at a purchase price per share that will provide to IFC a return on equity taking into account dividends paid and any prior return of capital, for IFC of twelve percent (12%) per annum calculated for the period from the date on which IFC acquired its shares through the date on which IFC's Shares are purchased and measured in constant U.S. Dollars by adjusting all U.S. Dollar amounts by the rate of change during the foregoing calculation period in the U.S. Consumer Price Index for all urban customers. It is expressly acknowledged and agreed that IFC's failure to approve any expansion of the Project in IFC's capacity as a lender shall not trigger any rights of the Company to purchase IFC's Shares as set forth in this Section 16.23. In the event the Company is not legally permitted to purchase the Shares or if the Shareholders (other than IFC) so decide even if the Company is legally permitted to purchase the Shares, the right of the Company contemplated in this Section 16.23 to purchase all of IFC's Shares may be exercised by the Shareholders (other than IFC), pro rata to their then existing holdings of Shares or in such other proportion as they may agree.

ARTICLE 17.    DIRECTORS

     17.1 The Shareholders of the Company may delegate such administrative and related duties to the Directors as they deem appropriate. The authority of the Directors shall be limited to the performance of such duties as authorized by the Shareholders and as may be necessary to comply with the provisions of the Act. In no instance shall the Directors have the authority to make unauthorized business decisions on behalf of the Company.

     17.2 The Company shall have up to seven (7) Directors, four (4) to be appointed by PANDA OF NEPAL and one
          (1) each by RDC OF NEPAL, IFC and Nepali Party. It is agreed and acknowledged that IFC does not have to appoint a Director and, during any time period in which IFC has not appointed a Director, the total number of Directors shall be six (6).

     17.3 The   initial  Directors  shall  consist  of   the
          nominees of the subscribers to the Memorandum of Association.

     17.4 Each Shareholder may:

          a. appoint any person to serve as the Director(s) whom it is entitled to appoint pursuant to Article
          17.2; and

          b.  appoint  any person to serve as  an  alternate
          Director, such alternate Director to serve as Director in the event the Director(s) appointed pursuant to Article 17.4(a) becomes unavailable; and

          c. remove any Director appointed by it pursuant to
          Article  17.4  (a)  and (b) from  office  with  or
          without cause.

     17.5 The remuneration of the Directors shall be such sum or sums as may from time to time be determined by the Shareholders in General Meeting.

     17.6 The Directors may be paid such traveling, hotel and other expenses as may properly be incurred by them in the execution of their duties, including any such expenses incurred in connection with their attendance at General Meetings or in connection with the business of the Company carried out in accordance with this Agreement.

     17.7 Subject as herein otherwise provided or to the terms of any lawful agreement, the office of a Director shall be vacated:

          a. if he is found lunatic or becomes of unsound mind;

          b. if by notice in writing given to the Company he resigns his office;

          c.   if  he  is removed from office under  Article
          17.4 (b) hereof; or

          d. if he fails to meet any of the other qualifications provided in the Act.

     17.8 In the event a Director or alternate Director vacates his office under Article 17.7, or if a Director or alternate Director is otherwise unable to carry out his duties as described in these Articles, the Shareholders shall within a reasonable period of time appoint another person to serve as Director or alternate Director of the Company as provided in Article 17.4 (a) and (b). A Director shall have no authority to appoint an alternate Director to serve in his place.

     17.9 Until such time as the Shareholders appoint a new Director as described in Article 17.8, the Shareholders shall exercise all the powers referred to in these Articles as exercisable by the Director.

ARTICLE 18.    MANAGING AGENT

     Under no circumstances shall a managing agent be appointed for the Company.

ARTICLE 19.    DIVIDEND AND RESERVE

     19.1 Subject  to  the  Articles,  the  Shareholders  in
          General   Meeting   shall  declare   and   approve
          dividends.

     19.2 While distributing dividends among the Shareholders, the Company may deduct call amounts or any other outstanding amounts to be paid in respect to Shares without formal prior notice.

     19.3 Dividends shall be paid only out of profit of the Company. The Company may create a reserve fund or depreciation fund out of the profit of the Company to operate the Company's business smoothly and efficiently, to meet contingency expenses, to repay loans, to raise funds for depreciation of the Company's assets, to acquire buildings, machinery or other property, to meet the cost of the development projects and to meet other liabilities of the Company. Any recommendation by the Board of Directors as to the amount of profits which shall be maintained in the reserve fund shall be subject to the approval of the Shareholders.

     19.4 The Shareholders in General Meeting may authorize interim dividends to the Shareholders from time to time after taking into consideration the financial conditions of the Company.

ARTICLE 20.    ACCOUNTS AND RECORDS

     20.1 ACCOUNTS

          The Company shall maintain its accounts in both Nepali and English. The accounts of the Company shall be maintained in such a way that the actual and current position of the company is clearly depicted. The accounts shall also contain detailed particulars of each head of income and expenditure, sale or purchase of goods and services and the assets and liabilities of the Company. The Company shall also prepare other accounts and reports as mentioned in the Agreement.

     20.2 PLACE OF KEEPING BOOKS

          The accounts and records of the Company shall be kept at the Registered Office of the Company and the records may be available for inspection to the nominees of the Shareholders during normal office hours.

ARTICLE 21.    TAX MATTERS

     21.1 The Fiscal Year of the Company shall be such period of twelve (12) months as provided by Nepalese law.

     21.2 Within 90 days after the end of each Fiscal Year, the Company shall prepare and file, or cause to be prepared and filed, any tax returns of the Company and shall send to each person who was a Shareholder at any time during such fiscal year copies of such information as may be reasonably required for the applicable income tax reporting purposes by such person. The Company shall also prepare within the same time period such other returns and information as any Shareholder may reasonably request for the purposes of complying with requirements imposed on the Company or the Shareholders by U.S. or other foreign tax laws.

     21.3 Without affecting in any way the characterization of the Company as a private limited company in Nepal and the applicability of the provisions of the Act, the Shareholders intend that the Company be treated as a partnership for tax purposes in the United States without in any way affecting its tax status in Nepal. Each Shareholder whose earnings from the Company are reported to the U.S. tax authorities will ensure that the earnings are reported on a basis consistent with this characterization. The Company and its Shareholders subject to taxation in the United States will make an election to be treated as a partnership for federal income purposes in the
          United States if such an election becomes available. It is acknowledged and agreed that the preceding two sentences shall not be applicable to IFC. If requested by any Shareholder, the Company will make an election to adjust the basis of its assets so that such basis will equal the basis which each Shareholder has in its Shares in the Company. The purpose for this adjustment is to ensure that any investors purchasing Shares in the Company will not be subject to U.S. taxation on any appreciation in the value of the Company's assets that occurred before they purchased their Shares.

ARTICLE 22.    STATUTORY AUDITOR

     Subject to the provisions of the Agreement:

     22.1 The  appointment of the auditors and determination
          of   their  renumeration  shall  be  made  by  the
          Shareholders in General Meeting.

     22.2 The auditor shall audit the accounts of the Company at least once in every Fiscal Year.

     22.3 In case the office of the duly appointed auditor falls vacant for any reason, the Shareholders in General Meeting may appoint another Auditor in such vacant post, and the remuneration of the auditor so appointed shall be fixed by the Shareholders.

ARTICLE 23.    BALANCE SHEET/ACCOUNT

     The Shareholders shall cause to be prepared a statement of profit and loss account, a cash flow statement and balance sheet for every Fiscal Year. The accounts for the Fiscal Year shall be prepared in accordance with the Act and shall be certified by the Auditors and signed by the Directors.

ARTICLE 24.    LIQUIDATION

     In case of the liquidation of the Company, the liability of the Company shall be settled in accordance with Section 101 of the Act. If there is any residue after the payment of expenditures incurred during the winding up of the Company and any other loans and liabilities, it shall be distributed to the Shareholders in proportion to their holdings in the paid-up share capital of the Company. However, if such liquidation results from the Company's intentional or grossly negligent actions, the Company shall declare a dividend in the maximum amount permitted by applicable law to IFC.

ARTICLE 25.    SIGNATURES

     We, the undersigned persons, whose name and address are subscribed below, are subscribed below, are desirous of being incorporated into a private limited Company in pursuance to this Articles of Association and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

                                        SIGNATURE OF
S.                           NO. OF   PROMOTER OR DULY
No. NAMES, ADDRESS OF        SHARES      AUTHORIZED
    PROMOTER               SUBSCRIBED  REPRESENTATIVE   WITNESS

1.  HIMAL INTERNATIONAL     18,000
    POWER CORP. LTD.
    Post Box No. 3800
    Tahachal, Kathmandu,
    Nepal                              Prabhakar SJB
                                            Rana
    Attn:                                Authorized
    Prabhakar SJB Rana                 Representative


2.  PANDA OF NEPAL         153,000
    c/o Maples & Calder
    P.O. Box 309, Ugland
    House
    South Church Street
    Grand Cayman,
    Cayman Islands
    British West Indies               Robert L. Ransom
    Attn:                                Authorized
    Robert W. Carter                   Representative


3.  RDC OF NEPAL             9,000
    c/o W.S. Walker & Co.
    1st Floor, Caledonian
    House, Mary Street,
    P.O. Box 265 G,
    George Town,
    Grand Cayman,
    Cayman Islands
    British West Indies                Noel Cocoran,
    Attn:                                Authorized
    Frank M. Dickerson                 Representative


Dated:  August 22, 1997